                                                                    Exhibit 23.2

        KPMG Audit Plc
        1 The Embankment                    Tel +44 (0) 113 231 3000
        Neville Street                      Fax +44 (0) 113 231 3200
        Leeds                               DX 72440 Leeds 55
        LS1 4DW
        United Kingdom



The Directors                                     J.P. Morgan Securities Inc.
Permanent Financing (No. 2) PLC                   270 Park Avenue
Blackwell House                                   New York
Guildhall Yard                                    NY 10017
London
EC2V 5AE                                          Credit Suisse First Boston
                                                  (Europe) Limited
The Directors                                     One Cabot Square
Permanent Funding (No. 1) Limited                 London
Blackwell House                                   E14 4QJ
Guildhall Yard
London                                            Deutsche Bank AG London
EC2V 5AE                                          Winchester House
                                                  1 Great Winchester Street
The Directors                                     London
Permanent Mortgages Trustee Limited               EC2N 2DB
47 Esplannade
St Helier
Jersey
JE1 0BD

The Directors
Halifax plc
Trinity Road
Halifax
West Yorkshire
HX1 2RG

Lehman Brothers International (Europe)
One Broadgate
London
EC2M 7HA

Lehman Brothers Inc.
745, 7th Avenue
New York
NY 10019-6801
USA

J.P. Morgan Securities Ltd.
125 London Wall
London
EC2Y 5AJ





KPMG Audit Plc, a company incorporated        KPMG Audit Plc is               England and Wales.        Registered office
under the UK Companies Acts, is a member      registered to carry on audit                              8 Salisbury Square
of KPMG International, a Swiss association    work by the Institute of        Registered in England     London EC4Y 8BB
                                              Chartered Accountants in        No 3110745

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kpmg                                                              KPMG Audit Plc
                                                                25 February 2003



                                                    Your ref

25 February 2003                                     Our ref   jle/jdd/clr/263

                                                     Contact   Claire Randall
                                                               0113 231 3091



Dear Sirs

INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the use in the Registration Statement of Permanent Financing (No
2) PLC, Permanent Funding (No 1) Limited and Permanent Mortgages Trustee Limited on Form S-11, filed on 26 February 2003 of our report with respect to the balance sheet of Permanent Financing (No. 2) PLC as of 4 February 2003, and our report with respect to the balance sheet of Permanent Funding (No. 1) Limited as of 31 December 2002, appearing in the Prospectus which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in the Prospectus.

Yours faithfully


/s/ KPMG Audit Plc


KPMG Audit Plc